                                                                    Exhibit 21.1

                            List of Subsidiaries

NAME                                    JURISDICTION OF INCORPORATION
----                                    -----------------------------
Excel Westminster AMC, Inc.             Delaware

Excel Highlands Ranch AMC, Inc.         Delaware